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EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

   (A)  Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                     QUARTERS ENDED MARCH 30, 1995 AND MARCH 31, 1994

                                                                             WEIGHTED
                                SHARES OF   NUMBER OF DAYS   NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING    SHARE DAYS    OUTSTANDING
                              ------------  --------------   ----------    -----------
Quarter Ended March 30, 1995
- ----------------------------
December 30 - March 30         6,282,879          91         571,741,987
Shares Issued                     16,192        Various          725,670
                               ---------                     -----------
                               6,299,071                     572,467,657     6,290,853
                               =========                     ===========     =========

Quarter Ended March 31, 1994
- ----------------------------
December 31 -  March 31        6,895,773          91         627,515,344
Shares Issued                     17,476        Various        1,123,019
                               ---------                     -----------
                               6,913,249                     628,638,363     6,908,114
                               =========                     ===========     =========

                   TWO QUARTERS ENDED MARCH 30, 1995 AND MARCH 31, 1994

                                                                              WEIGHTED
                                SHARES OF   NUMBER OF DAYS   NUMBER OF         SHARES
                              COMMON STOCK    OUTSTANDING    SHARE DAYS     OUTSTANDING
                              ------------  --------------   ----------     -----------
Period Ended March 30, 1995
- ---------------------------
October 1 - March 30           6,274,260          181      1,135,641,118
Shares Issued                     24,811        Various        1,945,222
                               ---------                   -------------
                               6,299,071                   1,137,586,340     6,285,007
                               =========                   =============     =========

Period Ended March 31, 1994
- ---------------------------
October 1 - March 31           6,881,449          182      1,252,423,654
Shares Issued                     31,800        Various        3,298,729
                               ---------                   -------------
                               6,913,249                   1,255,722,383     6,899,574
                               =========                   =============     =========
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
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   (B)  Computation of Earnings per Share:

        Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                    QUARTER ENDED                TWO QUARTERS ENDED
                               March 30,       March 31,        March 30,      March 31,
                                 1995            1994             1995           1994
                              ----------      ----------       ----------     ----------
Net Earnings                  $  561,237      $  468,948       $1,904,763     $1,685,709

Weighted average number of
shares of common stock
outstanding                    6,290,853       6,908,114        6,285,007      6,899,574

Earnings Per Share            $     0.09      $     0.07       $     0.30     $     0.24





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